Exhibit 10.53
N e s t l é  s.a.
Dreyer’s Grand Ice
Cream Holdings, Inc.
5929 College Avenue
Oakland, CA 94618
U.S.A.
Attn. A. Romaneschi
Executive Vice President and Chief
Financial Officer
Vevey, December 6, 2004
FC-TREAS./BLP/nia
Re: Bridge Loan Facility for up to USD 400 million dated June 11, 2003 by and between Nestlé S.A. and Dreyer’s Grand Ice Cream Holdings, Inc., as amended
Dear Mr. Romaneschi,
As discussed, the referenced Bridge Loan Facility shall be amended, effective as of December 3, 2004, by replacing in its entirety the Amount of Loan paragraph with the following:

Amount of Loan	: Up to a maximum amount of USD 6S0’000’000. — (six hundred fifty million U.S. dollars) (the “Loan”).
All other terms and conditions of the referenced Bridge Loan Facility are unchanged by this amendment letter and remain in full force and effect.
Please indicate your agreement by signing and returning to us the attached copy of this amendment letter.
Yours sincerely,
Nestlé S.A.

AVENUE NESTLÉ 55	CH- 1 800 VEVEY (SUISSE)	TÉLÉPHONE 021 924 21 11	TÉLÉFAX 021 921 18 85